Exhibit 99.03
Page 1
Southern Company
Significant Factors Impacting EPS

	Three Months Ended March
	2018	2017	Change
Earnings Per Share–
As Reported[1] (See Notes)	$0.93	$0.66	$0.27

Significant Factors:
Traditional Electric Operating Companies			$0.18
Southern Power			0.05
Southern Company Gas			0.04
Parent Company and Other			0.01
Increase in Shares			(0.01)
Total–As Reported			$0.27

	Three Months Ended March
Non-GAAP Financial Measures	2018	2017	Change
Earnings Per Share–
Excluding Items (See Notes)	$0.88	$0.66	$0.22

Total–As Reported			$0.27
Kemper IGCC Impacts[2]			(0.02)
Loss on Plant Scherer Unit 3[3]			(0.02)
Acquisition, Integration, and Disposition Costs[4]			0.05
Wholesale Gas Services[5]			(0.03)
Adoption of Tax Reform[6]			(0.03)
Total–Excluding Items			$0.22

- See Notes on the following page.

Exhibit 99.03

Southern Company
Significant Factors Impacting EPS

Notes

(1) For the three months ended March 31, 2018 and 2017, dilution does not change basic earnings per share by more than 1 cent and is not material.

(2) Earnings for the three months ended March 31, 2018 and 2017 include charges related to Mississippi Power Company's integrated coal gasification combined cycle facility project in Kemper County, Mississippi (Kemper IGCC) that significantly impacted the presentation of earnings and earnings per share. Additional pre-tax cancellation costs of up to $50 million are expected to occur during the remainder of 2018 and 2019.

Earnings for the three months ended March 31, 2017 include allowance for funds used during construction (AFUDC) equity as a result of extending the Kemper IGCC construction schedule beyond November 30, 2016, as assumed when Southern Company issued its 2017 guidance. As a result, Southern Company believes presentation of earnings per share excluding these amounts provides investors with information comparable to guidance. Management also used such measures to evaluate Southern Company's 2017 performance. AFUDC equity ceased in connection with the project's suspension in June 2017.

(3) Earnings for the three months ended March 31, 2017 include a $32.5 million write-down ($20 million after tax) of Gulf Power Company's ownership of Plant Scherer Unit 3 as a result of its 2017 retail rate case settlement. Further charges are not expected to occur.

(4) Earnings for the three months ended March 31, 2018 and 2017 include costs related to the acquisition and integration of Southern Company Gas and earnings for the three months ended March 31, 2018 include costs related to the pending dispositions of Elizabethtown Gas, Elkton Gas, and Pivotal Home Solutions. The costs associated with the Pivotal Home Solutions transaction include a goodwill impairment charge of $42 million. Further costs are expected to continue to occur in connection with integration activities and closing the dispositions; however, the amount and duration of such expenditures is uncertain.

(5) Earnings for the three months ended March 31, 2018 and 2017 include the Wholesale Gas Services business of Southern Company Gas. Presenting earnings and earnings per share excluding Wholesale Gas Services provides investors with an additional measure of operating performance that excludes the volatility resulting from mark-to-market and lower of weighted average cost or current market price accounting adjustments.

(6) Earnings for the three months ended March 31, 2018 include additional net tax benefits as a result of implementing federal tax reform legislation, which was signed into law on December 22, 2017. During the current period, Southern Company obtained and analyzed additional information that was not initially available or reported as provisional amounts at December 31, 2017. Additional adjustments are expected until Southern Company's 2017 federal income tax return is complete and provisional estimates are actualized during the measurement period ending December 31, 2018. Southern Company believes presentation of earnings per share excluding these amounts provides investors with information comparable to guidance. Management also uses such measures to evaluate Southern Company's performance.